Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117189 and 333-129587 on Form S-8 of our report dated March 31, 2008, relating to the 2007 consolidated financial statements of Amaru, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Amaru, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ Nexia Court & Co
Nexia Court & Co
Chartered Accountants



Sydney, Australia
March 31, 2009